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                                                                    Exhibit 23.4





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of Prison Realty Corporation of our report dated February 16, 1998 relating to the financial statements of Corrections Corporation of America and Subsidiaries included in Corrections Corporation of America's Form 10-K, as amended, for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.



                                          /s/ Arthur Andersen
                                          -------------------------------------
                                          ARTHUR ANDERSEN LLP



Nashville, Tennessee
December 29, 1998